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                                                                 Exhibit 10-G(2)
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                                                                          6/1/97


            SECOND AMENDMENT TO THE DANA CORPORATION RETIREMENT PLAN

         In order to ensure that the eligibility provisions of the Dana Corporation Retirement Plan ("Plan") are properly administered, it is necessary to amend the Plan as follows, effective as of June 1, 1997.

         1.   Move and re-letter section 1.11C so that it becomes the new section 1.11G, and also move and re-letter section 1.11F so that it becomes the new section 1.11H, and re-letter the remaining lettered subparagraphs of section 1.11 accordingly.

         2. Add the following new subparagraphs section 1.11I and section 1.11J, to read in their entirety as follows:

               "I. an individual employed by an Employer pursuant to a contract or other agreement that specifies that the individual is not eligible to participate in the Plan; or

               J. a common-law employee that an Employer mistakenly but in good faith classifies as other than a common-law employee. Any individual described in this paragraph J. shall be deemed to be an Employee as of the date on which the Employer reclassifies him as a common-law employee."

         IN WITNESS WHEREOF, the Company has caused this Second Amendment to the Dana Corporation Retirement Plan to be executed this 27th day of May, 1997.

                                                  DANA CORPORATION

                                                  By:  /s/ John S. Simpson
                                                     ------------------------

ATTEST:

/s/  Mark A. Smith, Jr.
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